Exhibit 10.2

Execution Version

TERM LOAN PROMISSORY NOTE

THE PROVISIONS OF THIS PROMISSORY NOTE CONTAIN A

BALLOON PAYMENT DUE ON THE MATURITY DATE

$5,550,000	February 17, 2026

FOR VALUE RECEIVED, VeeaSystems Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay to the order of PASADENA PRIVATE LENDING INC., a Delaware corporation, having an address at 2 North Lake Avenue, Suite 510, Pasadena, California 91101 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal amount of FIVE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($5,550,000) (the “Initial Term Loan”), with interest accruing on the outstanding principal balance from the date of the funding of this term loan promissory note (this “Note”) at the Interest Rate (as defined herein below), and paid in accordance with the terms of this Note and that certain Loan Agreement, dated of even date herewith by and among Borrower, VEEA INC., a Delaware corporation, VEEA SOLUTIONS INC., a Delaware corporation, VEEASYSTEMS DEVELOPMENT INC., a Delaware corporation, VEEASYSTEMS CK INC. a Delaware corporation, ALLEN SALMASI, an individual residing in the State of New York, and NICOLE SALMASI an individual residing in the State of New York and Lender (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

Article 1 – Payment Terms; Manner Of Payment

1.01  Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a) Interest Payments. Commencing on the first day of March, 2026, and continuing regularly thereafter on the first day of each calendar month, Borrower shall pay all accrued but unpaid interest, in arrears, to but excluding such payment date calculated in accordance with this Note. In addition, all accrued but unpaid interest calculated in accordance with this Note shall be due and payable on the Maturity Date (as defined herein below).

(b)  Accrual of Interest; Calculation of Interest. Commencing on the day the Initial Term Loan is fully funded, interest shall accrue daily at the Interest Rate on the unpaid principal balance of the Initial Term Loan outstanding on such day. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed during each interest accrual period. Borrower understands and acknowledges that such interest accrual method results in more interest accruing on the Initial Term Loan than if a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Initial Term Loan.

(c)  Definitions Applicable to Calculation of Interest. For purposes of this Note and the accrual, calculation and payment of interest hereunder, the following definitions shall apply:

“Applicable Margin” means for any calendar month, the applicable percentage per annum set forth on the table below as determined by reference to the account balance in the Fidelity Account as of the last day of the immediately preceding calendar month; provided, that if there shall be no Fidelity Account as of the applicable date of determination, then the account balance shall be deemed to be zero for purposes of determining the Applicable Margin.

Account Balance	Applicable Margin
< $1,000,000	4.50%
≥ $1,000,000 and < $5,000,000	4.25%
≥ $5,000,000	3.75%

“Interest Rate” means as of any date of determination or calculation the per annum interest rate equal to the lesser of (i) the Highest Lawful Rate per annum as of such date or (ii) the sum of the Prime Rate in effect for such date and the Applicable Margin as of such date, in each instance subject to adjustment as set forth in Section 1.03 of this Note (regarding application of the Default Rate (as defined in such section)).

“Prime Rate” at any time, the rate of interest per annum then most recently published in The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published) in the “Money Rates” section (or such successor section) as the “Prime Rate”. If at any time the definition of “Prime Rate” is no longer published in the Wall Street Journal , then “Prime Rate” shall mean, at any time, the Secured Overnight Financing Rate plus three and one quarter percent (3.25%); provided, however, in no event shall the Prime Rate be less than five and three quarters percent (5.75%) per annum.

(d) Principal Payments. Commencing on the first day of March 17, 2027, and continuing on the first day of each month thereafter through and including the Maturity Date, Borrower shall make principal payments of Fifty-Eight Thousand Dollars ($58,000) each month (each a “Principal Amortization Payment”). Notwithstanding the foregoing, Borrower may, upon fifteen (15) days’ prior written notice to Lender, request Lender permit a collective one-time deferment of principal payments under this Note and any Accordion Term Notes for a time period of up to six (6) months (the “Principal Payments Deferment”); provided, that the amount of any Principal Payments Deferment in respect of this Note shall be added to the final six (6) Principal Amortization Payments for this Note, in addition to the scheduled amortization otherwise due during such period; provided, further that (i) Lender’s determination to permit the Principal Payments Deferment request shall be in Lender’s sole discretion exercised reasonably and (ii) upon Lender’s approval of the Principal Payments Deferment request pursuant to this Section, all interest owing pursuant to this Note shall accrue at the Interest Rate plus one-half of one percent (0.50%) commencing at the start of the Principal Payments Deferment and through to the Maturity Date.

(e)  At Maturity. The unpaid principal balance of this Note (including, for the avoidance of doubt, any principal payments deferred pursuant to the Principal Payments Deferment), if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable under this Note or any of the other Loan Documents, shall be due and payable in full on the earliest of the following (such date, the “Maturity Date”): (i) the five (5) year anniversary of the date of this Note, (ii) the date that the debt evidenced by this Note is accelerated, or (iii) the date upon which all of Borrower’s obligations under this Note are satisfied in full.

(f) Application of Payments. Prior to the occurrence of an Event of Default (as defined in Section 2.01 below), all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (i) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation, any Early Prepayment Fee (as defined in Section 1.02 below) or late charges due hereunder, (ii) second, to accrued and unpaid interest on the principal balance of this Note, (iii) third, to the payment of the Principal Amortization Payment due in the month in which the payment or prepayment is made, (iv), to any other amounts then due Lender hereunder or under any of the Loan Documents, and (v) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent Principal Amortization Payment or interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.

(g) Method of Payments. Until directed otherwise by Lender in writing, all payments of principal and interest hereunder shall be made by electronic fund transfer debit entries to the account set forth on Exhibit F to the Loan Agreement, which such account is at an Automated Clearing House (“ACH”) member bank. Each payment shall be initiated by Lender (or, at Lender’s option, by its loan servicing agent) through the ACH network for settlement on the respective due dates. Prior to each payment due date, Borrower shall deposit and/or maintain sufficient funds in the applicable account to cover each debit entry. Notwithstanding the foregoing, the failure, for any reason, of the electronic funds transfer debit entry transaction to be timely completed shall not relieve Borrower from its obligations to promptly and timely make all payments called for under this Note when due and to comply with Borrower’s other obligations hereunder. Borrower shall have the right to dispute any debit entry made in error and Lender shall promptly refund any amounts improperly debited.

1.02 Optional Prepayment; Prepayment Premiums. Except as provided in this Section 1.02, this Note may be prepaid at any time by Borrower, in whole or in part, without premium or penalty, upon thirty (30) days’ prior written notice to Lender (a “Prepayment Notice”); provided, however, (a) in the event Borrower prepays all or any portion of the Term Loan (other than those payments of amortization contemplated by Section 1.01(d) above) prior to the one (1) year anniversary of the date of this Note, Borrower shall pay to Lender a nonrefundable early prepayment fee (the “One Year Early Prepayment Fee”) of one and one half percent (1.50%) of the amount of the Term Loan being prepaid, and (b) in the event Borrower prepays all or any portion of the Term Loan (other than those payments of amortization contemplated by Section 1.01(d) above) prior to the two (2) year anniversary of the date of this Note, but on or after the one (1) year anniversary of this Note, Borrower shall pay to Lender a nonrefundable early prepayment fee (the “Two Year Early Prepayment Fee”) (the Two Year Early Prepayment Fee and the One Year Early Prepayment Fee each an “Early Prepayment Fee”) of three quarters percent (0.75%) of the amount of the Term Loan being prepaid. If Borrower elects to prepay this Note in accordance with this Section 1.02, the amount of the prepayment, together with accrued interest thereon, shall be due and payable on the effective date of the prepayment. For the avoidance of doubt, Borrower may rescind a Prepayment Notice at any time prior to the end of the 30 day notice period hereunder.

1.03 Interest After Default. AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, AND UNTIL SUCH EVENT OF DEFAULT HAS BEEN EXPRESSLY WAIVED BY LENDER OR CURED IN ACCORDANCE WITH THE LOAN DOCUMENTS, ANY AND ALL AMOUNTS PAYABLE UNDER THIS NOTE SHALL BEAR INTEREST AT THE RATE (THE “DEFAULT RATE”) THAT IS EQUAL TO THE LESSER OF (i) THE PRIME RATE PLUS EIGHT PERCENT (8.00%) PER ANNUM, OR (ii) THE HIGHEST LAWFUL RATE (AS DEFINED IN ARTICLE 4 BELOW). BORROWER ACKNOWLEDGES AND AGREES THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX THE ACTUAL DAMAGES RESULTING FROM BORROWER’S FAILURE TO PAY THE PRINCIPAL, ACCRUED INTEREST AND OTHER SUMS DUE HEREUNDER AND, THEREFORE, BORROWER SHALL PAY INTEREST AT THE DEFAULT RATE, NOT AS A PENALTY, BUT FOR THE PURPOSE OF DEFRAYING THE EXPENSES INCIDENT TO HANDLING THE PAST DUE PRINCIPAL, INTEREST AND OTHER SUMS DUE UNDER THIS NOTE. INTEREST AT THE DEFAULT RATE REPRESENTS THE REASONABLE ESTIMATE OF THE LOSS THAT MAY BE SUSTAINED BY LENDER DUE TO THE FAILURE OF BORROWER TO TIMELY PAY AMOUNTS DUE HEREUNDER. FOR THE AVOIDANCE OF DOUBT, DEFAULT INTEREST SHALL ONLY APPLY TO DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

1.04 Late Charge. IF ANY PAYMENT OF INTEREST OR PRINCIPAL DUE HEREUNDER IS NOT MADE WITHIN FIVE (5) BUSINESS DAYS AFTER SUCH PAYMENT IS DUE IN ACCORDANCE WITH THE TERMS HEREOF, THEN, IN ADDITION TO THE PAYMENT OF THE AMOUNT SO DUE, BORROWER SHALL PAY TO LENDER A “LATE CHARGE” OF FIVE CENTS ($0.05) FOR EACH WHOLE DOLLAR SO OVERDUE TO DEFRAY PART OF THE COST OF COLLECTION AND HANDLING SUCH LATE PAYMENT. BORROWER AGREES THAT THE DAMAGES TO BE SUSTAINED BY LENDER FOR THE DETRIMENT CAUSED BY ANY LATE PAYMENT ARE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN, AND THAT THE AMOUNT OF FIVE CENTS ($0.05) FOR EACH ONE DOLLAR DUE IS A REASONABLE ESTIMATE OF SUCH DAMAGES, DOES NOT CONSTITUTE INTEREST, AND IS NOT A PENALTY. LENDER SHALL HAVE NO OBLIGATION TO ACCEPT ANY LATE PAYMENT THAT IS NOT ACCOMPANIED BY THE LATE CHARGE, BUT IF LENDER DOES SO, LENDER SHALL NOT THEREBY WAIVE ITS RIGHT TO THE LATE CHARGE.

Article 2 – DEFAULT AND ACCELERATION

2.01 Event of Default. An “Event of Default” will occur if any of the following events occur:

(a) Failure by Borrower or any Guarantor to pay any principal or interest hereunder within five (5) days after the same becomes due or any fees payable to Lender under the Loan Documents within thirty (30) days after the same becomes due;

(b) Any representation or warranty made by Borrower or any Guarantor in this Note, the Loan Agreement or any other Loan Document or in connection with any borrowing hereunder, or in any certificate, financial statement or other statement furnished by Borrower or any Guarantor to Lender, is untrue in any material respect at the time when made, deemed made or when it is continuing under the terms of the Loan Documents;

(c) Default by Borrower or any Guarantor in the observance or performance of any other covenant or agreement contained in this Note or any Loan Document (other than Financial Covenants, the payment obligation under Section 2.01(a) above or Indebtedness under Section 2.01(j) below), and such default is not cured within thirty (30) days after written notice from Lender of such default;

(d) Default by Borrower or any Guarantor in the observance or performance of any Financial Covenant;

(e) Filing by Borrower or any Guarantor of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing;

(f) Filing of an involuntary petition against Borrower or any Guarantor in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged;

(g) One or more liens or judgments individually or in the aggregate in excess of $250,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower, and the same are not, within sixty (60) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

(h) The occurrence of a Change of Control without the prior written consent of Lender;

(i) The creation, incurrence, granting, or permitting to exist of an Encumbrance by Borrower or any Pledgor against any of the Collateral, except Permitted Encumbrances;

(j) The Borrower or any of Borrower’s Domestic Subsidiaries create, incur, assume, or become liable for any Indebtedness in violation of Section 5(g) of the Loan Agreement. FOR THE AVOIDANCE OF DOUBT THE ENTRY INTO ANY MERCHANT CASH ADVANCE FINANCING PROGRAM OR ANY OTHER PROHIBITED FINANCING ARRANGEMENT SHALL BE AN IMMEDIATE EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS AND ENTITLE THE LENDER TO EXERCISE ANY AND ALL RIGHTS AND REMEDIES OF LENDER UNDER THE LOAN DOCUMENTS IN ACCORDANCE WITH THE TERMS THEREOF;

(k) The occurrence and continuance of any event of default on the part of Borrower under any agreement, document or instrument to which Borrower is bound, evidencing or relating to any Indebtedness for borrowed money (other than the Loans) in excess of $250,000;

(l) Any Security Agreement or any Pledge Agreement shall for any reason fail to create a valid and perfected first priority security interest in any portion of the Personal Property Collateral, or Pledged Collateral, as applicable, purported to be covered thereby (regarding priority, subject only to Permitted Encumbrances); or

(m) Any Guarantor shall deny liability under, or seek to limit the amount guaranteed under, or the enforceability of, all or any portion of the Guaranty to which it is a party, or all or any portion of any Guaranty shall be determined to be unenforceable or limited in any manner.

2.02  Remedies. Upon the occurrence of any Event of Default and during the continuance thereof, at the election of Lender and without notice, the principal balance remaining unpaid on this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. Lender shall not, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. The rights, remedies and powers of Lender, as provided in this Note, the Loan Agreement, the Security Agreements, the Pledge Agreements, the Guaranty Agreements and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any Pledgor, any Guarantor hereof and any Collateral or security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect amounts due under this Note or any part hereof or otherwise to enforce Borrower’s rights hereunder, the prevailing party in any dispute promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

Article 3 – SECURITY

As set forth in the Loan Agreement, payment and performance of this Note is guaranteed and secured by (i) the Guaranty Agreements, (ii) the Pledge Agreements, and (iii) the Security Agreements.

Article 4 – SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum rate permitted by law (the “Highest Lawful Rate”), (b) in calculating whether any interest exceeds the Highest Lawful Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Highest Lawful Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Article 5 – No Oral Change

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Article 6 – Waivers

Borrower and all others who may become liable for the payment of all or any part of this Note do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind except as expressly provided in this Note or the Loan Agreement. No release of any Collateral for the Initial Term Loan or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Initial Term Loan, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. The agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, Borrower, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of Equity Interests in such borrowing entity which may be set forth in the Loan Agreement, the Guaranty Agreements or any other Loan Documents.) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

Article 7 – Trial By Jury/JUDICIAL REFERENCE

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH (EACH, A “CLAIM”). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS ARTICLE 7 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER. IN THE EVENT THAT THE JURY WAIVER IN THE FOREGOING IS NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN BORROWER AGREES THAT ANY AND ALL CLAIMS SHALL BE RESOLVED (AND A DECISION SHALL BE RENDERED) BY WAY OF A GENERAL REFERENCE AS PROVIDED FOR IN PART 2, TITLE 8, CHAPTER 6 (§ 638 ET. SEQ.) OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY SUCCESSOR CALIFORNIA STATUTE GOVERNING RESOLUTION OF DISPUTES BY A COURT APPOINTED REFEREE.

Article 8 – Transfer

Upon the transfer of this Note in accordance with the Loan Agreement, Lender may deliver all the Collateral granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the Collateral not so transferred

Article 9 – Governing Law

This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of California, without regard to its conflict of laws provisions.

Article 10 – Notices

All notices or other written communications hereunder shall be delivered in accordance with the manner provided in the Loan Agreement for delivery of notices.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

VEEASYSTEMS INC.,
a Delaware corporation

By:
Name:	Janice K. Smith
Title:	Executive Vice President & Chief Operating Officer

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